Exhibit 4.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 15, 2013, is made and entered into by and between Elephant Talk Communications Corp., a company incorporated under the laws of Delaware (the “Company”), and Johan Dejager (the “Purchaser”).

WHEREAS, the board of directors of the Company (the “Board”) has determined that it is in the Company’s interest to convert a loan of the principal amount of € 1,000,000.00 and with a warrant attached into restricted shares of the Company by means of the issuance of 1,840,631 shares, being the outcome of the conversion of the principal amount of aforementioned loan at the exchange rate of €/US$ of July 12, 2103 and the closing price of ETAK on the same date, being US$0.71 per share, (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and

WHEREAS, the Purchaser desires to purchase the Shares from the Company on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the attached executed Amendment to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, the Shares. The aggregate purchase price for the Shares shall be € 1,000,000.00 (the “Investment Amount”), which shall be derived from the conversion of the aforementioned loan amount and the cancellation of the attached warrant.

2. Closing and Deliveries.

(a) The closing and consummation of the purchase and sale of the Shares (the “Closing”) shall take place on July 15, 2013 (the “Closing Date”). Upon the agreement of the parties, the Closing may be undertaken remotely via delivery of documentation by facsimile or other electronic transmission.

(b) Upon approval by NYSE MKT of the additional application for the issuance of the concerned shares, the Company shall issue to the Purchaser a certificate representing the Shares.

3. Conditions Precedent to Closing

(a) Conditions Precedent to Purchaser’s Obligations. The obligations of the Purchaser at the Closing shall be subject to the satisfaction on or prior to the Closing of the following conditions precedent, any one or more of which may be waived by the Purchaser:

(i) Representations and Warranties. The representations and warranties by Company in Section 4 hereof shall be true and accurate on and as of the Closing.

(ii) Performance. Company shall have performed and complied with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by them prior to or at the Closing.

(iii) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be presented and delivered to the Purchaser, shall be satisfactory in substance and form to the Purchaser or his counsel, and the Purchaser or his counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(iv) Performance. The Company shall obtain in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transaction and sale of the Shares.

(b) Conditions Precedent to The Company’s Obligations. The obligations of the Company at Closing shall be subject to the satisfaction, on or prior to the Closing, of the following conditions precedent, any one or more of which may be waived by the Company.

(i) Representations and Warranties. The representations of and warranties by the Purchaser in Section 4 hereof shall be true and accurate on and as of the Closing, provided.

(ii) Performance. The Purchaser shall have performed and complied with all other agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.

(iii) Consents; Authorizations. The Purchaser shall have secured all permits, consents and authorizations, if any, that shall be necessary or required lawfully to consummate this Agreement.

(iv) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Company or their counsel, and Company or their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(c) At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

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4. Representations and Warranties.

(a) Representations and Warranties of the Company. Except as otherwise disclosed or incorporated by reference in the Company’s Quarterly Report on Form 10-Q for the year ended March 31, 2013 (the “Form 10-Q”), any quarterly or current report, or proxy statement filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”) subsequent to the filing of the Form 10-Q and prior to the date of this Agreement (in each case, including any supplements or amendments thereto) (the “Reports”), the Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date as follows:

(i) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such Subsidiary (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit in any material respect the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents (as defined below) in any material respect.

(ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and each other agreement, instrument and certificate executed and delivered by the Company in connection herewith (collectively, the “Transaction Documents”) and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(iii) Capitalization. The authorized capital stock of capital stock of the Company as of June 30, 2013 is 250,000,000 ordinary shares, of which per that date were 135,944,755 shares issued and outstanding and 50,000,000 preferred shares, of which none are outstanding. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. No shares of Common Stock or any other security of the Company were issued in violation of any preemptive rights.

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(iv) Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully-paid, non-assessable and free any clear of all Liens (as defined below) of any pre-emptive rights and rights of refusal of any kind.

(v) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents, and the consummation by the Company of the transactions contemplated by the Transaction Documents, and the issuance of the Shares as contemplated by the Transaction Documents, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”), each as amended to date (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature (each, a “Lien”) on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, other than as required by any filings or approvals required from the Financial Industry Regulatory Authority, Inc. (“FINRA”), any approval of the Company’s stockholders, as may be required by the NYSE MKT and any NYSE MKT’s approval of its additional listing application for the Shares at the time of Closing.

(vi) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the 1934 Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder. The Reports did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(vii) No Material Adverse Change. Since March 31, 2013, except the non-compliance notice the Company received from NYSE MKT as latest disclosed in the Current Report on Form 8-K filed on June 17, 2013, (i) the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(viii) No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the Reports to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

(ix) Actions Pending. There is no action, suit, claim, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets. No Proceeding described in the Reports would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding Proceedings, orders, judgments, injunctions, awards, decrees or, to the knowledge of the Company, investigations of any court, arbitrator or governmental, regulatory body, self-regulatory agency or stock exchange against the Company or any Subsidiary or, to the knowledge of the Company, any officers or directors of the Company or Subsidiary in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(x) Compliance with Law. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it except where any failures to possess the same would not individually or in the aggregate reasonably be expected to have or result in a Material Adverse Effect. The Company has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the Financing.

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(xi) Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(xii) Disclosure. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(xiii) Intellectual Property. The Company and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Reports and the Prospectus.

(xiv) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person or entity owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the SEC Documents or in such proxy statement.

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(b) Representations and Warranties of the Purchaser. The Purchaser represents, warrants, covenants and agrees to and with the Company as follows:

(i) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action, and no further consent or authorization of the Purchaser or its board of directors, stockholders, members or partners, as the case may be, is required. When executed and delivered by the Purchaser, the Transaction Documents shall constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(ii) No Conflicts. The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (A) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (B) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (A) and (B) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(iii) Risk of Economic Loss. The Purchaser acknowledges and confirms that the Purchaser can bear the economic risk of the purchase of the Shares, including a total loss of the Investment Amount.

(iv) Accredited Investor. The Purchaser is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Act, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Shares, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Purchaser’s interests. The Purchaser further represents and warrants that it is an experienced investor in the securities of companies similar to the Company.

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(v) Investment Purposes. The Purchaser represents that the Shares are being purchased solely for investment purposes, for Purchaser’s own account, and not as nominee or agent for any third party person or entity and without any present intention to sell or distribute all or any part of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

(vi) Access to Information. The Purchaser has been afforded an opportunity to the Purchaser’s satisfaction to ask questions and receive answers of and from the Company’s management regarding the Company’s business, management, financial affairs as well as the terms and conditions of the Financing, and has further been afforded an opportunity to review all relevant business and financial information and documents with respect to the business of the Company. Purchaser acknowledges that the Purchaser has received and reviewed all such information and documents or has waived its right to receive and review such information and documents in connection with the making by the Purchaser of an informed decision with respect to an investment in the Shares.

(vii) Access to Advisors. The Purchaser has carefully considered and has discussed with the Purchaser’s legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Shares and Purchaser’s participation in the transactions contemplated by this Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has independently determined that an investment in the Shares and participation the transactions contemplated by this Agreement are suitable for the Purchaser. The Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of an investment in the Shares or the transactions contemplated by this Agreement.

(viii) No Oral Representations. The Purchaser has not been furnished with any oral representation or oral information in connection with or in any way relating to the Financing or the business or prospects of the Company that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement.

(ix) No General Solicitation. The Purchaser represents that the Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of their affiliates, agents or representatives.

(x) Legends. The Purchaser understands that certificates for the Shares and Warrants issued hereunder and any securities issued in respect of or exchange therefore shall bear the following legend (together with any legend set forth in, or required by, the other agreements to which the Company is a party or any legend required by applicable securities laws):

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“THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. IN THE EVENT THE SECURITIES EVIDENCE BY THIS CERTIFICATE ARE ISSUED PURSUANT TO REGULATION S OF THE SECURITIES ACT, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY A NON-”U.S. PERSON” AS DEFINED BY REGULATION S, EXERCISED WITHIN THE UNITED STATES, OR DELIVERED WITHIN THE UNITED STATES, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(xi) Non-U.S. Person. The Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code). The Purchaser represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(xii) Address. The Purchaser’s address as set forth on the signature page hereto is complete and accurate as the Purchaser’s primary business address as of the date hereof.

(xiii) Non-disclosure of Confidential Information. The Purchaser represents that he shall use and keep all Confidential Information (as defined hereinafter) in the strictest confidence. In addition, the Purchaser represents that to the extent any the Confidential Information may be considered “material non-public information (“Insider Information”) for purposes of the federal securities laws, the Purchaser and its officers, directors, employees, agents and authorized representatives will abide by all securities laws relating to the handling of and acting upon Insider Information. As used herein, the term “Confidential Information” means any oral or written knowledge, trade secrets, investment opportunities, technical data, know-how or other information of any kind, including, but not limited to, that which relates to product plans, products, programs, services, customers, markets, software, developments, inventions, patents and other intellectual property, manufacturing or other processes, designs, drawings, product or satisfaction surveys, questionnaires, marketing plans and strategies, financial information and any written or oral plans, lists or other documentation of the Company, regardless of how memorialized. Without limiting the generality of the foregoing, Confidential Information includes all the schedules to this Agreement and any reports or documents created by the Company that include, summarize or refer to the Confidential Information disclosed hereunder.

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5. Confidentiality. Except as required by law, rule or regulation, the Company and the Purchaser shall keep the terms and conditions of this Agreement and the transactions contemplated hereby as strictly confidential.

6. Indemnification. The Company and the Purchaser (in this context, each an “Indemnifying Party”) will indemnify, defend and hold harmless the other party, and each of its affiliates, directors, officers, stockholders, members, partners, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns (collectively, an “Indemnified Party”), from, against and in respect of all losses, damages, liabilities and expenses (including reasonable legal fees and costs) imposed on, sustained, incurred or suffered by or asserted against any Indemnified Party, directly or indirectly relating to or arising out of any of the following: (i) any fact or circumstance that constitutes a breach of any representation or warranty of the Indemnifying Party contained herein; and (ii) any act or omission that constitutes a breach of any covenant or agreement of the Indemnifying Party contained herein.

7. Limitation of Liability

(a) In no event shall any party hereto be liable for any consequential, indirect, special, incidental, exemplary or punitive damages (even if a party has been advised of the possibility of such damages), including, without limitation, loss of revenue, anticipated profits or lost business.

(b) The Company its stockholders, officers, directors, employees or counsels shall have no liability towards a Purchaser with respect to any claim raised by a Purchaser in connection with this Agreement after the lapse of 12 months following the date hereof.

8. Miscellaneous

(a) Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(c) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(d) Entire Agreement. This Agreement (and the agreements referenced herein and the exhibits and schedules hereto) constitute the entire agreement between the parties hereto respecting the transaction described herein and supersede all prior or contemporaneous agreements, negotiations, understandings, representations and statements respecting such transaction, whether written or oral.

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(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Amendments and Waivers. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

(g) Severability. In the event that any of the provisions of this Agreement shall be held by a court or other body of competent jurisdiction, to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect, and the parties agree that in such case they shall negotiate, in good faith, a substitute, enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

(h) Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, the Note or the transactions contemplated hereby shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) three business days after deposit with registered U.S mail. The addresses and facsimile numbers for such communications shall be: (A) if to the Company, Elephant Talk Communications Corp., 9705 N. Broadway Ext.  Ste 200, 2nd Floor Oklahoma City, OK, Fax Number: 31 20 6533846, Attention: Steven van der Velden and (B) if to a Purchaser, to its address and set forth on the signature page hereto, or in each case, to such other address as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

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(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Such counterparts may be delivered by facsimile or e-mail/.pdf transmission, which shall constitute valid delivery thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Purchaser and the Company have caused its respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY: ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/ Alex Vermeulen
Name: Alex Vermeulen Title: General Counsel

PURCHASER:

Johan Dejager

/s/ Johan Dejager

Purchaser’s Address: Zandberg 11-101 B-9000 Gent Belgium

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